SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2002

ITLA CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-26960	95-4596322

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

888 Prospect Street, Suite 110, La Jolla, California	92037

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 551-0511

N/A

(Former name or former address, if changed since last report)

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Item 9.  Regulation FD Disclosure

          When used in this Current Report on Form 8-K and in future filings by ITLA Capital Corporation (the "Company") with the Securities and Exchange Commission, in the Company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. Various factors could cause actual results to differ materially from the results anticipated or projected. These factors include, but are not limited to, the following: changes in economic conditions in the Company's market areas; changes in policies by regulatory agencies; the impact of competitive loan products; loan demand risks; the quality or composition of the loan or investment portfolios, including levels of nonperforming assets; fluctuations in interest rates and operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on forward-looking statements. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

          Set forth below is material to be presented at the Company's Annual Meeting of Stockholders to be held on July 16, 2002:

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TRANSCRIPT OF PRESENTATION

INTRODUCTION Voice over (V.O): Entrepreneurial banking for the 21st century... ITLA Capital Corporation.
Opening remarks by Chairman and CEO
George W. Haligowski:

"2001 was the single most important year in the 27 year history of ITLA Capital Corporation. That was the year that we decided to exit the thrift and loan business and finally become a commercial bank.

We're able to accomplish this by acquiring Asahi Bank of CA, in a $50 million dollar transaction. This gave us the technology and the personnel, and the ability to change from a thrift and loan into a commercial bank and this is going to drive the valuation of our company in the years to come.

It was also a very challenging year. It was the year that the macro economic conditions were in a recessionary environment and it was also a year that showed unprecedented interest rate cuts by the Fed which resulted in a 40 year interest rate shock. Despite the interest rate shock and despite the recession, ITLA Capital Corporation was able to achieve a 6th consecutive record year of profitability and I believe this speaks volumes about the STRENGTH of ITLA Capital Corporation".

Voice over for net income slide	V.O.: In 2001, ITLA achieved its sixth consecutive year of record growth, increasing net income to $18.2 million.
Voice over for earnings per share slide	V.O.: This success was also reflected in earnings per share growth of 8.4% to $2.72 per share.
Voice over for annual loan production slide	V.O.: Loan production reached a record $502.1 million dollars, an increase of nearly 25% over fiscal 2000.
STABILITY
HALIGOWSKI:

"2001 was a record year of productivity for our real estate lending business. The seven western states in which we operate continued to be highly productive and we're able to achieve record levels of productivitiy.

In addition to that, the balance sheet of the organization is the strongest it's ever been since we went public in 1995, in fact the shareholder's equity of ITLA Capital Corporation has grown from $50 million to approximately $140 million through retained earnings.

I'm proud to report we are not in debt and that we're very solid and very STABLE".

Voice over for return on average equity slide	V.O.: ITLA's 13.3% return on average equity, outperforms the industry average, of all publicly traded thrifts, by nearly 31%.

Voice over for return on average assets slide	V.O.: Ranked 9th out of the top 100 rated thrifts, by SNL Financial, ITLA's return on average assets of 1.3% exceeds the publicly traded thrift industry average by 48%.

Voice over for composition of real estate loan portofolio slide.	V.O: Stability has also come from a balanced and diversified real estate portfolio, which has represented an excellent source of income, providing a consistent source of continued revenue.
EFFICIENCY
HALIGOWSKI: "ITLA Capital Corporation continues to be one of the most efficient banks of our kind in the United States of America. Matter of fact, we are approximately 3 times more efficient than a bank in our peer group.

We are able to accomplish this through the hard work of our associates. We have the best people in the industry working here at ITLA Capital Corporation.

It's not only in the efficiency of our associates, but also in the efficiency and utilization of our capital. We don't tend to overpay for our acquisitions. An excellent example of this would be the ICC-MAC Trust acquired by ITLA Capital in the year 1999. That acquisition cost was 1.1 times book value.

In addition to that, we recently consumated the Asahi Bank of CA transaction at 1.2 times book value.

This level of efficiency therefore is people and capital, we are very EFFICIENT."

Title Graphics: ITLA is consistently rated in the top 10% of all thrifts in terms of its operating costs versus earnings.	V.O. ITLA is consistently rated in the top 10% of all publicly traded thrifts in terms of its operating costs versus revenue.
Voice over for efficiency ratio comparison slide	VO: The efficiency ratio is approximately 38 percent, which means it takes 38 cents to earn one dollar of revenue vs. the thrift industry average of 58 cents.
Voice over for assets and revenue per associate slide	V.O.: Each associate carries an asset load of approximately $10 million dollars and generates approximately $1 million dollars in revenue. This extraordinary ratio far exceeds the industry average by approximately 200%.

V.O.: ITLA's associates work at about 2.5 times the efficiency of its competitors. In general a financial institution this size would average 300 employees.

RESPONSIVENESS
HALIGOWSKI:
"ITLA is a very small organization. There are only approximately 145 individuals that work here.

And I like to liken our organization to that of a PT boat, whre the captain of the boat knows where every hand is at all times.

Unlike the bank consolidation wars which are being fought by aircraft carriers and battleships, we are able to turn our company on a dime and focus all of our energy on any give niche very very quickly while the big guys take a long time to turn.

Imperial Capital Express is an excellent example of the responsiveness of our organization.

If one market segment become saturated or highly competitive, we have the ability to be able to focus our energy on another. Imperial Capital Express represents a neglected smaller loan section of the marketplace.

In addition to that our website has improved dramatically. Our customers will be able to access their accounts and be able to conduct transactions in their homes.

Our company is on the verge of technological breakthrough. We were able to acquire technology through the acquisition of Asahi Bank of CA that will allow our company to scale ourselves from a thrift and loan association to a statewide regional bank. We have coined this conversion project ICBanker.

ICBanker will allow us to offer liabiity products in our retail branches such as checking acounts that we have not been able to offer before.

But we'll be able to convert our savings branches into the state of the art banking centers. This will all be done through automation through state of the art ATM machines.

These ATM machines will not only be able to accept checks and give you cash, but will also be able to dispense theater tickets and coins to you. We're very proud of the fact that we're not going to have teller lines and we're going to be able to bypass all of that.

This is going to us on the cutting edge of banking, cutting edge of efficiency and continue to make us extremely RESPONSIVE in the marketplace.

Voice over for Imperial Capital Express and Merchant Banking Centers	V.O.: In a continuing effort to respond to emerging market trends, ahead of the competition, ITLA has launched Imperial Capital Express.

Conceived and designed to streamline the lending process by eliminating bureaucratic layering and red tape like never before...I.C.E. will specialize in Multifamily and Commercial Income Property Loans averaging $500,000 to $750,000.

With 75% of the marketplace consisting of small balance income property loans, I.C.E. stands poised -- with its unique "Fast Track" lending programs to quickly and seamlessly close loans in this overlooked niche.

ITLA's strategy to use technology in place of traditional bank brick and mortar based branch systems means the development of everything from a strong web presence, with extended functionalitites, to ITLA's automated Merchant Banking Centers, which will electronically accept deposits, dispense currency, allow merchants to access on-line account information, provide a detailed audit trail for each transaction and a host of other electronic banking services designed around their customers' unique needs.

GROWTH

HALIGOWSKI:
"ITLA Capital Corporation has experienced tremendous rate of growth. As a matter of fact, we've been from $500 million to $1.5 billion in 6 years that we've been public. We've been able to accomplish this through our focus on commercial real estate lending.

We do commercial real estate lending better than all of our competitors. We're now looking at the upper end of the market and the lower end of the market and we are transferring our brand equity to both of those sides of the business. We dominate, matter of fact, the two to twelve million dollar product in the marketplace.

Consequently we believe that the company is going to continue to GROW through record levels of real estate loan production."

THE FINALE - WHAT MAKES ITLA...ITLA
V.O.: ITLA Capital's stock out performed the NASDAQ composite index by a wide margin during the course of 2001. This was achieved basically by 2 forces. The 1st force was ITLA Capital's treasury operation was where we retired a significant number of shares in the open marketplace. And 2 by the natural rise and evaluation of the company.

Over the past two years ITLA stock price has out performed the NASDAQ index by approximately 120%.

ITLA's price earnings ratio compared to its industry peer Group demonstrates the incredible value that ITLA presents to investors today.

HALIGOWSKI: "We have a very unique culture at ITLA. We are not a bureaucratic banking organization, we are an entrepreneurial bank.

We are very responsive and we are very focused on our markets.

The senior management team of this company are significant shareholders of ITLA. Consequently, they think like shareholders, they spend their money like shareholders and therefore we produce results that the shareholders want to see.

Having been in the marketplace without vacating that space for 27 years gives us the strong competitive advantage.

At the end of the day, it is our people that make ITLA, ITLA."

"I am ITLA" "I am ITLA" "I am ITLA" "I am ITLA" "I am ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA" "I'm ITLA"

Assets & Revenue Per Associate
Dollars in Millions
Assets Per Associate
$12
$10
$8
$6
$4
$2
$0
$10.35
$3.85
$10.14
$3.92
2001
2000
Revenue Per Associate
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
$0.93
$0.33
$1.03
$0.35
2001
2000
ITLA as Compared to Average FDIC-Insured Commercial Banks
ITLA
Average of FDIC-Insured Commercial Banks
ITLA CAPITAL CORPORATION

Composition of Real Estate Loan Portfolio

December 31, 2001

Facility	*Amount*
	Dollars in Millions
Apartments	$317
Retail	195
Special Purpose/Hotel	119
Construction	54
1-4 Family	220
Office	149
Other Commercial	111
Warehouse	42
Mixed Use	27
Mobile Home Park	12
Land	8
Franchise	59
Total	1,313

ITLA CAPITAL CORPORATION

Efficiency Ratio Comparison

Year To Date
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
55.60%
56.06%
56.69%
56.78%
58.15%
35.94%
36.80%
38.03%
38.25%
37.85%
12/31/00
3/31/01
6/30/01
9/30/01
12/31/01
ITLA Capital Corporation
All Thrifts

ITLA CAPITAL CORPORATION

Growth in Earnings Per Share
$2.80
$2.40
$2.00
$1.60
$1.20
$0.80
$0.40
$0.0
$1.36
$1.57
$1.89
$2.21
$2.51
$2.72
1996
1997
1998
1999
2000
2001
ITLA CAPITAL
CORPORATION

Net Income
Dollars in Millions
$20.0
$16.0
$12.0
$8.0
$4.0
$0.0
$10.0
$12.5
$14.8
$16.2
$18.1
$18.2
1996
1997
1998
1999
2000
2001
ITLA CAPITAL
CORPORATION

P:E Ratio Comparison
30.0
25.0
20.0
15.0
10.0
5.0
0.0
21.6
17.7
5.7
17.2
15.5
7.3
22.6
21.2
6.4
28.4
17.6
8.2
27.0
18.1
7.1
12/31/00
3/31/01
6/30/01
9/30/01
12/31/01
ITLA Capital Corporation
Public Thrifts (Source: Friedman Billings Ramsey, Inc.)
Public Banks (Source: Friedman Billings Ramsey, Inc.)
ITLA CAPITAL CORPORATION

Return on Average Assets Comparison
Year To Date
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
1.47%
1.40%
1.38%
1.32%
1.32%
0.94%
0.97%
0.93%
0.99%
0.89%
12/31/00
3/31/01
6/30/01
9/30/01
12/31/01
ITLA Capital Corporation
Public Thrifts (Source: SNL Financial)
ITLA CAPITAL CORPORATION

Stock Price Performance
24 Months: January 2000 - December 2001
100.00
50.00
0.00
-50.00
-100.00
% Change
$12.56
$12.75
$14.50
$14.81
$19.13
$20.00
$18.00
$20.25
$20.96
2000
3/00
6/00
9/00
2001
3/01
6/01
9/01
2002
ITLA vs. Nasdaq
ITLA (+66.85%)
NASDAQ (-52.07%)
Source: SNL Financial
ITLA CAPITAL CORPORATION

Summary of Annual Loan Production
Dollars in Millions
Total Cumulative Production of $3 Billion
Total Cumulative Losses of 38 Basis Points
$700
$600
$500
$400
$300
$200
$100
$0
$365
$86
$356
$136
$395
$394
$251
$403
$502
Totals
1996
1997
1998
1999
2000
2001
Acqusition of ICCMAC Trust
Loans Sold to Third Party Investors
Annual Loan Production
ITLA CAPITAL
CORPORATION

Return On Average Equity Comparison

Year To Date

16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
13.95%
14.05%
13.87%
13.20%
13.28%
10.35%
10.04%
9.88%
10.35%
10.16%
12/31/00
3/31/01
6/30/01
9/30/01
12/31/01
ITLA Capital Corporation
Public Thrifts (Source: SNL Financial)

ITLA CAPITAL CORPORATION

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ITLA CAPITAL CORPORATION
Date:	July 16, 2002	By:	/s/ Timothy M. Doyle Timothy M. Doyle Senior Managing Director and Chief Financial Officer

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